UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2009, Sunoco, Inc. (“Sunoco” or the “Company”) announced the appointment of Brian P. MacDonald as Sunoco’s Senior Vice President and Chief Financial Officer (“CFO”), effective August 10, 2009. Biographical information on Mr. MacDonald is included in the press release and is incorporated by reference into this Item 5.02. Terence P. Delaney, who has been serving as Interim CFO since December 1, 2008, informed the Company on July 6, 2009, that he has elected to pursue other opportunities outside of the Company. Mr. Delaney will continue to serve as Interim CFO through the filing of the second quarter 2009 Form 10-Q, after which he will serve in a transitional role through the end of August.

On July 1, 2009, the Compensation Committee of the Board of Directors of Sunoco approved an offer letter (“Offer Letter”) with Mr. MacDonald, subject to his appointment as Senior Vice President and Chief Financial Officer of Sunoco. The terms of the Offer Letter include the following:

•	Initial salary of $650,000.
•	For 2009, target bonus under the annual Executive Incentive Plan will be 80% of base salary.
•	One-time cash award of $300,000 on the first payday after hire; and a one-time cash award of $400,000 on the six-month anniversary of employment.
•

One-time grant of restricted share units under the Long-Term Performance Enhancement Plan II equal in value to $2,200,000 at the date of grant, which will be August 31, 2009, together with related dividend equivalents. The number of share units awarded will be determined on the date of grant, subject to rounding down to the nearest whole number of share units. The share units will vest on the third anniversary of the grant date.

•

One-time equity grants equal in value to approximately $1,700,000, to be split equally in value between stock options and performance-based common stock units (“CSUs”). The date of grant will be August 31, 2009. The stock options have a three-year vesting schedule, vesting and becoming exercisable annually in three equal installments beginning on the first anniversary of the date of grant. The performance-based CSUs have a three-year performance period ending December 31, 2011.

•	At the March 2010 Compensation Committee meeting, he will receive equity grants equal in value to approximately $1,600,000, equally split in value between stock options and performance-based CSUs.
•	Moving and relocation expenses under Sunoco’s moving and relocation policy, and up to a $160,000 stop loss on home sale, which will expire one year from his hire date.

A copy of the Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the press release announcing the appointment of Mr. MacDonald as Senior Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter with Brian P. MacDonald, dated June 30, 2009.

99.1	Press Release, dated July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: July 7, 2009	By:	/s/ Joseph P. Krott
Joseph P. Krott Comptroller